UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 5, 2022

JELD-WEN HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38000	93-1273278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2645 Silver Crescent Drive
Charlotte, North Carolina 28273
(Address of principal executive offices) (Zip code)
Registrant's telephone number, including area code: (704) 378-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.01 per share)	JELD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 5, 2022, the board of directors (the “Board”) of JELD-WEN Holding, Inc. (the “Company”) increased the size of the Board from seven to eight directors and appointed Catherine A. Halligan to serve as a director of the Company. Ms. Halligan will receive the same compensation as the Company’s other non-employee directors. The Company’s director compensation program is described in the Company’s definitive proxy statement, dated March 18, 2022.
There is no arrangement or understanding between Ms. Halligan and any other person pursuant to which she was selected as a director, and she does not have any direct or indirect material interest in any transaction or proposed transaction required to be disclosed at this time under Item 404(a) of Regulation S-K. There are no family relationships between Ms. Halligan and any of the Company’s directors or executive officers.
The Company issued a press release announcing the appointment of Ms. Halligan and a copy is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 7, 2022.
104	Cover Page Interactive Data file (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2022		JELD-WEN HOLDING, INC.

	By:	/s/ Roya Behnia
Roya Behnia
EVP, Chief Legal Officer and Corporate Affairs

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 7, 2022.
104	Cover Page Interactive Data file (formatted as Inline XBRL).